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                                                                    EXHIBIT 4.12



                              ASSUMPTION AGREEMENT


        ASSUMPTION AGREEMENT (this "Agreement"), dated as of March 31, 1999, by and between SALEM COMMUNICATIONS CORPORATION, a Delaware corporation ("Salem Delaware"), the survivor of the merger (the "Merger") of Salem Communications Corporation, a California corporation ("Salem California") with and into Salem Delaware, and THE BANK OF NEW YORK, as Administrative Agent (the "Administrative Agent") under the Credit Agreement, dated as of September 25, 1997, among Salem California (as it existed prior to the merger), BANK OF AMERICA NT&SA, as Documentation Agent, the Lenders thereunder and the Administrative Agent (as the same may have been amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings defined therein, unless otherwise defined herein.



                                    RECITALS


        A. Reference is made to Consent No. 3, dated as of March 31, 1999, by and among Salem California, the Administrative Agent, the Issuing Bank and the Lenders signatory thereto (the "Consent").

        B. It is a condition to the effectiveness of the Consent that Salem Delaware execute and deliver this Agreement to the Administrative Agent.

        Now, therefore, in consideration of the premises, the parties hereto agree as follows:

        1.     Assumption.

               (a) Salem Delaware hereby fully, absolutely, unconditionally and irrevocably accepts and assumes from Salem California, all of Salem California's rights, obligations and liabilities under the Loan Documents.

               (b) Salem Delaware hereby agrees that (i) Salem Delaware shall be deemed the Borrower for all purposes under the Loan Documents and all references to the Borrower therein shall mean Salem Delaware, (ii) all references in the Borrower Security Agreement to the Collateral shall mean the Collateral of Salem Delaware (after giving effect to the consummation of the Merger and the assignment to, and assumption by, Salem Delaware of all of the assets of Salem California), and Salem Delaware hereby ratifies and confirms the Administrative Agent's first priority security interest in the Collateral granted to the Administrative Agent under the Borrower Security Agreement and (iii) Salem Delaware shall promptly execute and deliver or cause to be executed and delivered, at its expense, all documents, certificates and opinions as the Administrative Agent shall at any time reasonably request in connection with such assumption by Salem Delaware of all of the obligations and liabilities of the Borrower under the Credit


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Agreement, the Borrower Security Agreement and the other Loan Documents, including, without limitation, the execution and delivery of UCC statements.

               (c) Salem Delaware hereby represents, warrants and certifies that it has no place of business in the State of Delaware and that its chief executive office is located at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012.

        2.     Return of Salem Delaware's Stock Certificate.

               In consideration of the assumption by Salem Delaware set forth in
Section 1, Salem Delaware (after giving effect to the consummation of the Merger and this Agreement) shall be released as a Subsidiary Guarantor under the Subsidiary Guaranty, and the Administrative Agent shall return the stock certificate of Salem Delaware (delivered to the Administrative Agent by Salem California under the Borrower Security Agreement) to Salem Delaware.

        3.     Representations and Warranties.

               Salem Delaware hereby represents and warrants on the date hereof
(i) that all representations and warranties set forth in the Loan Documents applicable to Salem Delaware (including such representations and warranties applicable to Salem California immediately prior to the consummation of the Merger) are true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Credit Agreement or this Consent, and (ii) that it is in compliance in all material respects with all agreements, including, without limitation, all affirmative and negative covenants, contained in the Loan Documents.

        4.     Miscellaneous.

               (a) The Loan Documents are in all respects ratified and confirmed and shall remain in full force and effect, and Salem Delaware shall be fully liable thereunder (including such Loan Documents to which Salem California was a party immediately prior to the consummation of the Merger) in the same manner as if it had separately executed same.

                (b) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflict of laws.



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               IN WITNESS WHEREOF, the undersigned have caused this Assumption
Agreement to be duly executed as of the date first above written.


                                        SALEM COMMUNICATIONS CORPORATION, a
                                        Delaware corporation and the
                                        survivor of a merger with Salem
                                        Communications Corporation, a
                                        California corporation

                                        By:   /s/ ERIC H. HALVORSON
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                                        Name: Eric H. Halvorson
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                                        Title: Vice President
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                                        THE BANK OF NEW YORK, as Administrative
                                        Agent

                                        By:   /s/ STEPHEN M. NETTLER
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                                        Name: STEPHEN M. NETTLER
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                                        Title: ASSISTANT VICE PRESIDENT
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